SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2003

NETSOL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-22773 (Commission File Number)	95-4627685 (IRS Employer Identification No.)

24011 Ventura Blvd., Suite 101, Calabasas, CA (Address of principal executive offices)	91302 (Zip Code)

Registrant’s telephone number, including area code: 818/222-9195

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

Investor Relations Firm

     Effective February 19, 2003, the Company terminated its engagement of Mezzanine Associates, LLC as set forth in its Investor Relations Agreement dated December 27, 2002. Neither party has any further obligations to one-another.

Executive Officers

     On February 11, 2003, at its annual meeting of Board of Directors, the board elected the following persons to hold office for one year.

Naeem Ghauri Salim Ghauri Najeeb Ghauri	CEO President CFO and Secretary

Mr. Najeeb Ghauri was also elected to be the Chairman of the Board.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 25, 2003	NETSOL TECHNOLOGIES, INC.

/s/ Naeem Ghauri By: Naeem Ghauri Its: Chief Executive Officer